UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2018 (December 9, 2018)

TIVITY HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19364	62-1117144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard
Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 869-5311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On December 9, 2018, Tivity Health, Inc., a Delaware corporation (“Tivity Health”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nutrisystem, Inc., a Delaware corporation (“Nutrisystem”), and Sweet Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Tivity Health (“Merger Sub”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Nutrisystem, with Nutrisystem surviving as a wholly-owned subsidiary of Tivity Health (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $.001 per share, of Nutrisystem (“Nutrisystem Shares”) issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenter’s rights have been properly exercised and certain other excluded shares) will be converted into the right to receive (i) $38.75 in cash, without interest (the “Cash Consideration”), and (ii) 0.2141 (the “Exchange Ratio”) shares of common stock, par value $.001 per share, of Tivity Health (“Tivity Health Shares”) (the “Merger Consideration”), with cash payable in lieu of fractional Tivity Health Shares.

Subject to the terms and conditions of the Merger Agreement, as a result of the Merger:

•

each option to purchase Nutrisystem Shares under the Nutrisystem equity compensation plan assumed by Tivity Health as a result of the Merger (the “Nutrisystem Stock Plan”) that is outstanding and vested immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount of cash, without interest, and with respect to each Nutrisystem Share underlying such option, equal to the amount by which the per share exercise price of such option is less than the sum of (a) the Cash Consideration and (b) the product of (i) the Exchange Ratio multiplied by (ii) the volume-weighted averages of the trading price per Tivity Health Share on each of the five full consecutive trading days ending on the trading day that is two trading days immediately preceding the date on which the Effective Time occurs (the “Tivity Health Stock Price”) (the “Merger Consideration Value”), except that options with an exercise price equal to or greater than the Merger Consideration Value will be cancelled for no consideration;

•

each award of restricted Nutrisystem Shares (“RSAs”) under the Nutrisystem Stock Plan that is outstanding immediately prior to the Effective Time will be converted into an award of restricted Tivity Health Shares having the same terms and conditions (including terms relating to vesting protection and the payout of accrued and future dividends or other distribution equivalents), and relating to a number of Tivity Health Shares equal to the product of (a) the number of Nutrisystem Shares that were subject to such award immediately prior to the Effective Time multiplied by (b) the sum of (i) the Exchange Ratio, plus (ii) the quotient of (x) the Cash Consideration, divided by (y) the Tivity Health Stock Price (the “Equity Award Exchange Ratio”), rounded to the nearest whole number of Tivity Health Shares; and

•

each award of performance-based restricted stock units (“PRSUs”) with respect to Nutrisystem Shares under the Nutrisystem Stock Plan that is outstanding immediately prior to the Effective Time will be assumed by Tivity Health and converted as of the Effective Time into a time-vesting restricted unit award, subject to the same terms and conditions as the underlying PRSUs (including terms relating to vesting protection and the payout of accrued and future dividends or other distribution equivalents, and other than with respect to performance metrics), and such time-vesting restricted unit award will cover a number of Tivity Health Shares equal to the product of (a) (i) for the PRSUs granted for the 2017-2018 performance period, the number of Nutrisystem Shares that may be earned based on the actual performance as of immediately prior to the Effective Time relative to the previously established performance metrics applicable thereto, and (ii) for all other PRSUs, the maximum number of Nutrisystem Shares that may be earned under such award as of immediately prior to the Effective Time, assuming maximum performance levels are achieved, multiplied by (b) the Equity Award Exchange Ratio, rounded to the nearest whole number of Tivity Health Shares.

Completion of the Merger is subject to customary closing conditions, including (i) the adoption of the Merger Agreement by the holders of at least a majority of the outstanding Nutrisystem Shares entitled to vote thereon at a meeting duly called and held for such purpose (the “Nutrisystem Stockholder Approval”), (ii) there being in effect no law enacted, adopted or promulgated in the United States following the signing of the Merger Agreement or order that prohibits, renders illegal or enjoins the consummation of the Merger, (iii) the expiration or termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iv) the declaration of the effectiveness by the U.S. Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-4 to be filed with the SEC by Tivity Health in connection with the registration of the Tivity Health Shares to be issued in the Merger. The obligations of each party to consummate the Merger are also conditioned upon (i) the accuracy of the representations and warranties of the other party as of the closing (subject to customary materiality qualifiers), (ii) the absence of any material breach by the other party of any of its covenants or agreements under the Merger Agreement, and (iii) the absence of a material adverse effect with respect to the other party.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature. During the period from the date of the Merger Agreement until the Effective Time, each of Tivity Health and Nutrisystem has agreed, subject to certain exceptions, to certain covenants relating to, among other things, (i) the conduct of their respective businesses and (ii) the use of their respective reasonable best efforts to obtain governmental and regulatory approvals. In addition, subject to certain exceptions, Nutrisystem has agreed to covenants relating to (i) the submission of the Merger Agreement to Nutrisystem’s stockholders at a special meeting thereof for adoption and (ii) the recommendation by the board of directors of Nutrisystem in favor of the adoption by the Nutrisystem stockholders of the Merger Agreement.

During the period from the date of the Merger Agreement until the Effective Time, each party has agreed not to declare or pay any dividends to its stockholders.

In addition, Nutrisystem has agreed to certain non-solicitation obligations relating to alternative acquisition proposals. Nutrisystem further agreed not to, subject to certain exceptions, provide non-public information to, or engage in discussions or negotiations with, third parties regarding alternative acquisition proposals. However, prior to the time when the Nutrisystem Stockholder Approval is obtained, Nutrisystem may, in certain circumstances and in compliance with certain obligations, provide non-public information to, and participate in discussions or negotiations with third parties with respect to alternative acquisition proposals that were not solicited in violation of the Merger Agreement and, subject to compliance with certain other obligations, change its recommendation that Nutrisystem’s stockholders adopt the Merger Agreement and/or terminate the Merger Agreement to enter into a definitive agreement with respect to an acquisition proposal that constitutes a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for Tivity Health and Nutrisystem, including, among others, the right of either party to terminate the Merger Agreement if (i) the Merger has not been consummated on or prior to June 9, 2019, (ii) any court or other governmental authority of competent jurisdiction has issued an order or taken any other actions permanently restraining, enjoining or otherwise prohibiting the Merger, and such order or other action has become final and nonappealable, (iii) the Nutrisystem Stockholder Approval is not obtained at a meeting of Nutrisystem stockholders called for the purpose of adopting the Merger Agreement, or (iv) the other party breaches its representations, warranties or covenants in a manner that results in the failure of the related closing condition to be satisfied (subject to a cure period in certain circumstances). In addition, prior to the receipt of the Nutrisystem Stockholder Approval, (i) Nutrisystem may terminate the Merger Agreement in order to enter into a definitive agreement for an acquisition proposal that constitutes a Superior Proposal and (ii) Tivity Health may terminate the Merger Agreement as a result of Nutrisystem’s board of directors changing its recommendation with respect to the Merger Agreement. The Merger Agreement also provides that under specified circumstances, including a termination by Nutrisystem to enter into a definitive agreement for an acquisition proposal that constitutes a Superior Proposal or a termination by Tivity Health as a result of the Nutrisystem’s board of directors changing its recommendation with respect to the Merger Agreement, Nutrisystem will pay Tivity Health a termination fee of $45,000,000.

The Merger Agreement governs the contractual rights between the parties in relation to the Merger. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide Tivity Health stockholders, Nutrisystem stockholders and other persons with information regarding its terms and is not intended to provide any factual information about Tivity Health or Nutrisystem. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; are solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Tivity Health stockholders, Nutrisystem stockholders or other persons, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Tivity Health stockholders, Nutrisystem stockholders or other persons. Tivity Health stockholders, Nutrisystem stockholders and other persons are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Nutrisystem stockholders’ right to receive the Merger Consideration and the right of holders of Nutrisystem equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement and certain other limited obligations) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Tivity Health, Nutrisystem or Merger Sub. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Tivity Health’s or Nutrisystem’s public disclosures. Tivity Health acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Financing the Merger

In connection with the Merger Agreement, on December 9, 2018, Tivity Health entered into a debt commitment letter (the “Commitment Letter”) with Credit Suisse AG (“CS”) and Credit Suisse Loan Funding LLC (“CSLF” and, collectively with CS and their respective affiliates, the “Commitment Parties”), pursuant to which, among other things, the Commitment Parties have committed to arrange and provide, subject to terms and conditions of the Commitment Letter, a senior secured term loan facility in an aggregate principal amount of $1,210,000,000 and a senior secured revolving credit facility in an aggregate principal amount of $125,000,000.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2018, in connection with the execution of the Merger Agreement, Tivity Health entered into a letter agreement (the “Letter Agreement”) with Dawn M. Zier, currently the President and Chief Executive Officer of Nutrisystem, providing for her appointment, contingent on the closing of the Merger, as Tivity Health’s President and Chief Operating Officer and as a member of Tivity Health’s board of directors. Ms. Zier, age 53, has served as President and Chief Executive Officer of Nutrisystem and as a member of Nutrisystem’s board of directors since November 2012 and previously served as the President of International at The Reader’s Digest Association, Inc., a global media and direct marketing company (“Reader’s Digest”), from April 2011 until November 2012, and as an Executive Vice President of Reader’s Digest, from February 2011 until November 2012. From October 2009 to April 2011, Ms. Zier served as President, Europe of Reader’s Digest. Prior to serving in these roles, Ms. Zier served as the President of Global Consumer Marketing for Reader’s Digest from June 2008 to October 2009 and as the President and Chief Executive Officer of Direct Holdings U.S. Corp., a marketer of audio and video products and at such time a subsidiary of Reader’s Digest, from June 2009 to October 2009. From August 2005 to June 2008, Ms. Zier served as the President of North American Consumer Marketing for Reader’s Digest. Ms. Zier currently serves on the board of directors of Spirit Airlines (Nasdaq: SAVE), joining in 2015, and the board of directors of The Hain Celestial Group (Nasdaq: HAIN), joining in 2017.

The Letter Agreement sets forth the principal terms and conditions for Ms. Zier’s employment with Tivity Health following the closing of the Merger, including the following:

•	An annual base salary of $875,000;

•	Annual bonus with a target value equal to 100% of annual base salary;

•	Participation in Tivity Health’s long-term equity incentive program, whereby each year (including 2019), Ms. Zier will be granted an award with a target grant date fair value of $4,750,000; and

•

A special retention award consisting of (i) an award of restricted stock units with a grant date fair value of $2,000,000 providing for “cliff” vesting on May 31, 2020 and (ii) an award of performance shares that vest on the third anniversary of the closing of the Merger subject to achievement of certain cumulative EBITDA targets in respect of fiscal years 2020 and 2021 with a grant date fair value of $2,000,000 (at target) and $4,000,000 (at maximum).

The Letter Agreement also specifies the treatment, following the closing of the Merger, of Ms. Zier’s existing awards issued pursuant to the Nutrisystem Stock Plan:

•

RSAs held by Ms. Zier will be assumed by Tivity Health and converted into awards of shares of restricted stock of Tivity Health in accordance with the Merger Agreement; provided that all such awards will vest and settle in full on October 15, 2019;

•	PRSUs held by Ms. Zier will be assumed by Tivity Health and converted into awards of time-vesting restricted units of Tivity Health in accordance with the Merger Agreement; provided that:

•	Tivity Health awards issued in respect of the special 2016 PRSUs shall vest and settle in full on October 15, 2019;

•

Tivity Health awards issued in respect of the annual 2017 PRSUs shall vest on a prorated daily basis (determined from the date of grant) beginning on and following October 15, 2019 through December 31, 2019; and

•

Tivity Health awards issued in respect of annual 2018 PRSUs shall vest on a prorated daily basis (determined from the date of grant) beginning on and following October 15, 2019 through December 31, 2020.

Pursuant to the Letter Agreement, Ms. Zier will have the same termination rights as provided in her existing agreements with Nutrisystem. If Ms. Zier terminates her employment for any reason within 60 days following the first anniversary of the closing of the Merger, she will receive the same severance benefits as provided in her current employment agreement with Nutrisystem upon a termination for “good reason,” subject to delivery of a general release of claims. Ms. Zier will also be subject to customary confidentiality, non-competition and non-solicitation restrictions.

The Letter Agreement provides that, prior to the closing of the Merger, the parties will prepare and enter into definitive documentation setting forth all of the terms and conditions applicable to Ms. Zier’s employment, including those set forth in the Letter Agreement.

There are no arrangements or understandings between Ms. Zier and any other persons pursuant to which Tivity Health has selected her to serve following the Effective Time as Tivity Health’s President and Chief Operating Officer and as a member of the board of directors of Tivity Health, other than as set forth in the Merger Agreement or the Letter Agreement. There are no family relationships between Ms. Zier and any previous or current officers or directors of Tivity Health, and Ms. Zier has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than as set forth in the Merger Agreement or the Letter Agreement.

Item 8.01.	Other Events.

On December 10, 2018, Tivity Health and Nutrisystem issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On December 10, 2018, Tivity Health will hold a webcast and conference call at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) to discuss the Merger. Investors will have the opportunity to listen to the conference call live by dialing (866) 393-4306 or (734) 385-2616 for international callers and referencing code 6128979. The live audio webcast and presentation slides will be accessible online by going to www.tivityhealth.com and clicking “Investors.” For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at (855) 859-2056 or (404) 537-3406 for international callers, code 6128979, and the replay will also be available on Tivity Health’s website for the next 12 months. A copy of the slides that will be available in connection with this conference call are attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

NOTE ON FORWARD LOOKING STATEMENTS

This communication contains certain statements that are “forward-looking” statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon current expectations and include all statements that are not historical statements of fact and those regarding the intent, belief or expectations, including, without limitation, statements that are accompanied by words such as “will,” “expect,” “outlook,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the proposed merger, integration and transition plans, synergies, opportunities and anticipated future performance. Readers of this communication should understand that these statements are not guarantees of performance or results. Many risks and uncertainties could affect actual results and cause them to vary materially from the expectations contained in the forward-looking statements.

These risks and uncertainties include, among other things: the timing and likelihood of, and any conditions or requirements imposed in connection with, obtaining required stockholder or regulatory approval of the proposed transaction; the possibility that the closing conditions to the proposed transaction may not be satisfied or waived; delay in closing the proposed transaction or the possibility of non-consummation of the proposed transaction; the risk that expected benefits, synergies and growth opportunities of the proposed transaction may not be achieved in a timely manner or at all, including that the proposed transaction may not be accretive within the expected timeframe or to the extent anticipated; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; the risk that Tivity Health and Nutrisystem will be unable to retain or hire key personnel; the ability to successfully integrate Nutrisystem’s business with Tivity Health following the closing; the risk that the significant indebtedness incurred to fund the purchase price may limit Tivity Health’s ability to adapt to changes in the economy or market conditions, expose the company to interest rate risk for the variable rate indebtedness and require a substantial portion of cash flows from operations to be dedicated to the payment of indebtedness; and the risk that disruption from the proposed transaction may adversely affect Tivity Health’s and Nutrisystem’s business and their respective relationships with customers, vendors or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to both Tivity Health’s and Nutrisystem’s filings with the SEC. Except as required by law, neither Tivity Health nor Nutrisystem undertakes any obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Tivity Health expects to file with the SEC a registration statement of Tivity Health on Form S-4 (the “registration statement”) that will include a proxy statement of Nutrisystem and that will also constitute a prospectus of Tivity Health (the “proxy statement/prospectus”). Nutrisystem expects to mail the proxy statement/prospectus to its stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT INFORMATION FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TIVITY HEALTH, NUTRISYSTEM AND THE PROPOSED TRANSACTION. The registration statement and other documents filed by Tivity Health with the SEC may be obtained free of charge at Tivity Health’s website at http://www.tivityhealth.com or at the SEC’s website at http://www.sec.gov. These documents may also be obtained free of charge from Tivity Health by requesting them by mail at Tivity Health, Inc., 701 Cool Springs Boulevard, Franklin, Tennessee 37067, Attention: Investor Relations, or by telephone at (615) 614-4576. The proxy statement/prospectus and other documents filed by Nutrisystem with the SEC may be obtained free of charge at Nutrisystem’s website at http://www.nutrisystem.com or at the SEC’s website at http://www.sec.gov. These documents may also be obtained free of charge from Nutrisystem by requesting them by mail at Nutrisystem, Inc., 600 Office Center Drive, Fort Washington, Pennsylvania 19034, Attention: Investor Relations, or by telephone at (215) 346-8136.

PARTICIPANTS IN SOLICITATION

Tivity Health and Nutrisystem and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Tivity Health’s directors and executive officers is available in Tivity Health’s proxy statement for Tivity Health’s 2018 annual meeting of stockholders filed with the SEC on April 13, 2018 on Schedule 14A. Information about Nutrisystem’s directors and executive officers is available in Nutrisystem’s proxy statement for Nutrisystem’s 2018 annual meeting of stockholders filed with the SEC on March 26, 2018 on Schedule 14A. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Tivity Health or Nutrisystem as indicated above.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 9, 2018, by and among Tivity Health, Nutrisystem and Merger Sub*

99.1	Joint Press Release issued by Tivity Health and Nutrisystem, dated December 10, 2018

99.2	Investor Presentation, dated December 10, 2018

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Tivity Health hereby agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVITY HEALTH, INC.

By:	/s/ Adam Holland
Name: Adam Holland
Title: Chief Financial Officer

Dated: December 10, 2018